Exhibit 10.1

EMPLOYMENT AGREEMENT

Employment Agreement, dated as of _____________, 2008 (this "Agreement"), by and between ______________________________, a resident of the State of Florida (the "Executive"), and Sun American Bank, a Florida corporation (the "Bank").

R E C I T A L S:

The Bank is a Florida state banking corporation engaged in the business of banking in Florida and the southeast United States (making loans and receiving deposits) and activities in connection with the foregoing (the "Business").

The Bank is desirous of continuing to employ the Executive in the position set forth below, and the Executive desires to be employed by the Bank in such position, upon the terms and provisions, and subject to the conditions, set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Employment; Term.  The Bank shall employ the Executive, and the Executive shall accept employment by the Bank, upon the terms and provisions, and subject to the conditions, of this Agreement.  The term of the Executive's employment hereunder shall commence as of January 1, 2008 and terminate on December 31, 2008 (the "Employment Term"). Unless written notice is given by either party at least 30 days prior to the end of the term, the term of this Agreement will be automatically extended on a year-to-year basis.

2.

Position and Duties.

(a)

Position. The Bank shall employ the Executive, and the Executive shall serve, as ________________________________________________________________ of Sun American Bank.  The Executive shall be responsible for those duties set forth in the 2008 Addendum attached hereto and made a part hereof.  The Executive shall have such additional responsibilities or duties with respect to the Bank as may be determined and assigned to the Executive by Chief Executive Officer of the Bank, which responsibilities and duties shall generally be of a nature which may be assigned to executives in a similar position.  The Executive shall report to ______________________________.

(b)

Other Organizations. Nothing in this Agreement shall prohibit the Executive from serving as an officer or director of any entity or business enterprise, or otherwise participating in educational, welfare, social, religious and civic organizations; provided, however, that during the Employment Term, the Executive  (1) shall request prior written approval from the Bank to serve in such capacity; (2) shall not serve as a director or officer of any entity or business enterprise which engages in a business that competes directly with the Business; and (3) shall devote his full time and efforts to his position with the Bank.

(c)

Investments. Nothing in this Agreement shall prohibit the Executive from making any investments in the securities of any entity or business enterprise; provided, however, that during the Employment Term, the Executive shall not make any investments (other than "passive investments" as defined below) in the securities of any entity or business enterprise which engages in a business that competes directly with the Business.  An investment shall be considered a "passive investment" to the extent that such securities (i) are actively traded on a United States national securities exchange, on the NASDAQ National Market System or Small Cap Market System, on the OTC Bulletin Board, or on any foreign securities exchange, and (ii) represent, at the time such investment is made, less than five percent (5%) of the aggregate voting power of such entity or business enterprise.

(d)

Location. The Executive shall perform his duties from his current offices or at such other location as may be mutually agreed by the Chief Executive Officer and the Executive.

3.

Base Salary; Sale Bonus; Other Bonuses.

(a)

Base Salary. During the Employment Term, the Bank shall pay to the Executive an annual base salary as set forth in the 2008 Addendum, attached hereto and made a part hereof.  The Base Salary shall be payable in equal bi-weekly installments during any year of the Employment Term; provided, however, that such payments shall be subject to withholding for applicable taxes and any other amounts generally withheld from compensation paid to salaried senior executives of the Bank.

(b)

Sale Bonus. If, during the Employment Term, the Bank and/or its parent corporation, SunAmerican Bancorp (“Bancorp”), (i) consummates a merger, consolidation, sale of all or substantially all of its assets, or enters into a business combination whereby, following such transaction, the Bank or Bancorp is not the surviving corporation or (ii) enters into a transaction or series of transactions with a person, group or entity resulting in the acquisition of fifty percent (50%) or more of the then outstanding shares of Common Stock (or any other securities with voting rights attached thereto) of the Bank or Bancorp, then simultaneously with the consummation of any event set forth in this Section 3(c), (a “Triggering Event”), the Bank shall pay to the Executive a bonus in cash in an amount equal two(2) times Executive’s average annual salary (including cash bonuses received, if any) for the 24 month period preceding such Triggering Event.

(c)

Other Bonuses. In addition, at the sole discretion of the Chief Executive Officer, Executive may receive additional compensation in the form of cash bonuses and/or stock options.

4.

Business Expenses.  The Bank shall reimburse the Executive for all necessary and reasonable expenses actually incurred or paid by the Executive during the Employment Term in connection with the performance of the Executive’s duties and obligations to the Bank in accordance with this Agreement, in accordance with the Bank’s policies from time to time in effect.

5.

Benefits; Indemnification and D&O Insurance.

(a)

Certain Benefits. During the Employment Term, the Executive may (subject to applicable eligibility requirements) participate in such insurance and health and medical benefits as are generally made available to the senior executives of the Bank pursuant to such plans as are from time to time maintained by the Bank. The Executive acknowledges that his participation in any benefit plan may require the Executive's co-payment of a periodic premium as a deduction from his salary.  The Executive agrees that the Bank may purchase key man life insurance on his life with the Bank as the beneficiary.

(b)

Vacation. During each full year of the Employment Term, the Executive shall be entitled to the number of weeks of vacation set forth in the 2008 Addendum attached hereto and made a part hereof.  The Executive shall take vacation at such time or times as approved by the Chief Executive Officer of the Bank.

(c)

Other Benefits. During the Employment Term, the Executive shall be entitled to receive such other benefits as may be provided to other senior executives of the Bank, including participation in the Bank's 401(k) plan and stock option plan.

(d)

Indemnification. During the Employment Term, the Bank shall indemnify the Executive and hold the Executive fully harmless from and against all claims, actions suits, proceedings, liabilities damages, fines, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) which may be incurred by the Executive in connection with the performance of his duties hereunder, to the fullest extent permitted by applicable law and to the extent no less than provided to any other senior executive officer of the Bank.

6.

Solicitation of Bank Personnel. Executive agrees during the term of this agreement and for a period of one year subsequent to termination, that he will not solicit or cause or authorize, directly or indirectly, to be solicited for employment or employ or cause or authorize, directly or indirectly, to be employed or engaged as an employee, independent contractor or sales agent, for or on behalf of himself or any other person or entity, any person who was an employee, independent contractor or sales agent of Bank during any portion of the period of Executive’s employment or engagement by Bank.  Executive agrees and acknowledges that such actions may subject Bank to irreparable harm and, in addition to any damages caused by such actions, Executive shall be liable for the costs of any legal actions  brought by Bank to enforce such prohibition whether suit be brought or not.

7.

Non-Competition.  Except as otherwise provided in this Agreement, during the Employment Term, the Executive shall not, anywhere within the State of Florida, directly or indirectly, alone or in association with any other Person, directly or indirectly, (i) acquire, or own in any manner, any interest in any Person that engages in the Business or that engages in any business, activity or enterprise that competes with any aspect of the Business, or (ii) be interested in (whether as an owner, director, officer, partner, member, lender, shareholder, vendor, consultant, employee, advisor, agent, independent contractor or otherwise), or otherwise participate in the management or operation of, any Person that engages in any business, activity or enterprise that competes with any aspect of the Business.

8.

Protection of Confidential Information.

(a)

General. The Executive acknowledges that prior to the date hereof the Executive has had access to, and during the course of the Executive's employment hereunder will have access to, significant Confidential Information (as hereinafter defined).  The Executive shall maintain all Confidential Information in strict confidence and shall not disclose any Confidential Information to any other Person, except as necessary in connection with the performance of the Executive's duties and obligations under this Agreement, and (ii) the Executive shall not use any Confidential Information for any purpose whatsoever except in connection with the performance of the Executive's duties and obligations under this Agreement.

(b)

Definition. For purposes of this Agreement, "Confidential Information" shall mean any and all information pertaining to the Bank and the Business, whether such information is in written form or communicated orally, visually or otherwise, that is proprietary, non-public or relates to any trade secret, including, but not limited to, customer data, files, business secrets and business techniques.  Notwithstanding the foregoing, Confidential Information shall not include information that (i) is or becomes generally available to, or known by, the public through no fault of the Executive, or (ii) is independently acquired or developed by the Executive without violating any of his obligations under this Agreement.

(c)

Return of Information.

(i)

Upon request of the Bank, the Executive agrees to promptly return all Confidential Information furnished to it by the Bank, together with all copies thereof in its possession.

(ii)

Upon the termination of the Executive’s employment, the Executive shall promptly return to the Bank (or destroy) the Confidential Information which had been disclosed to it, together will all copies, summaries, and extracts of that Confidential Information.

9.

Certain Additional Agreements.

(a)

Legitimate Interest. The Executive agrees that it is a legitimate interest of the Bank and reasonable and necessary for the protection of the goodwill and business of the Bank, which are valuable to the Bank, that the Executive make the covenants contained in Section 6, Section 7 and Section 8 of this Agreement.

(b)

Fair and Reasonable. The parties acknowledge that (i) the type and periods of restriction imposed in the provisions of Section 6, Section 7 and Section 8 of this Agreement are fair and reasonable and are reasonably required to protect and maintain the proprietary and other legitimate business interests of the Bank, as well as the goodwill associated with the Business conducted by the Bank and (ii) the time, scope, geographic area and other provisions of Section 6, Section 7 and Section 8 of this Agreement have been specifically negotiated by sophisticated commercial parties represented by experienced legal counsel.

(c)

Illegality. In the event that any covenant contained in this Agreement, including, without limitation, any covenant contained in Section 6, Section 7, or Section 8 of this Agreement shall be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, (i) such covenant shall be interpreted to extend over the maximum period of time for which it may be legal, valid and enforceable, as applicable, and/or over the maximum geographical area as to which it may be legal, valid and enforceable, as applicable, and/or to the maximum extent in all other respects as to which it may be legal, valid and enforceable, as applicable, all as determined by such court making such determination, and (ii) in its reduced form, such covenant shall then be legal, valid and enforceable, as applicable, but such reduced form of covenant shall only apply with respect to the operation of such covenant in the particular jurisdiction in or for which such adjudication is made.  It is the intention of the parties that such covenants shall be enforceable to the maximum extent permitted by applicable law.

10.

Specific Performance.  The Executive acknowledges that any breach or threatened breach of the covenants contained in Section 6, Section 7, Section 8 and Section 9 of this Agreement will cause the Bank material and irreparable damage, the exact amount of which will be difficult to ascertain and that the remedies at law for any such breach or threatened breach will be inadequate.  Accordingly, the Executive agrees that the Bank shall, in addition to all other available rights and remedies (including, but not limited to, seeking such damages as either of them can show it has sustained by reason of such breach), be entitled to specific performance and injunctive relief in respect of any breach or threatened breach of any of Section 6, Section 7, Section 8 and Section 9 of this Agreement, without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law or irreparable harm.

11.

Termination.

(a)

Death. In the event of the death of the Executive during the Employment Term, the Executive's employment hereunder shall automatically terminate as of the date of death; provided, however, that the Executive's estate or legal representative, as the case may be, shall be entitled to receive, and the Bank shall pay the Executive's estate or legal representative, as the case may be, (i) the Base Salary owing to the Executive hereunder through the date of death plus Base Salary for the remaining term of this Agreement plus a twelve (12) month period subsequent thereto; and (ii) any business expenses which were properly reimbursable to the Executive pursuant to Section 4 hereof, through the date of termination.  The Executive shall be entitled to no further payment upon such termination.

(b)

Incapacity. In the event of the Executive's Incapacity (as hereinafter defined), the Bank may, in its sole discretion, upon written notice to the Executive, terminate the Executive's employment hereunder upon written notice to the Executive; provided, however, that the Executive or the Executive's legal representative, as the case may be, shall be entitled to receive, and the Bank shall pay the Executive or the Executive's legal representative, as the case may be, (i) the Base Salary owing to the Executive hereunder through the date the Executive receives written notice from the Bank of his termination due to Incapacity plus Base Salary for the remaining term of this Agreement plus a twelve (12) month period subsequent thereto; and (ii) any business expenses which were properly reimbursable to the Executive pursuant to Section 4 hereof through the date of termination.  The Executive shall be entitled to no further payment upon such termination.

For purposes of this Agreement, "Incapacity" shall mean the Executive's inability to perform his duties and obligations hereunder on account of illness or other impairment for three (3) consecutive months.

(c)

For Cause. The Bank shall have the right to terminate the Executive's employment under this Agreement at any time for Cause (as hereinafter defined) upon written notice to the Executive.  In the event the Executive's employment hereunder is terminated by the Bank for Cause, or the Executive voluntarily terminates his employment with the Bank prior to the end of the Employment Term upon ninety (90) days prior written notice from the Executive to the Bank, the Executive shall be entitled to receive, and the Bank shall pay the Executive, (i) the Base Salary owing to the Executive hereunder through the date of termination; and (ii) any accrued but unpaid any business expenses which were properly reimbursable to the Executive pursuant to Section 4 hereof through the date of termination.  The Executive shall be entitled to no further payment upon such termination.  The Executive acknowledges and agrees that each of the factors which comprise the definition of "Cause" as set forth below constitutes, on an individual basis, adequate and sufficient grounds for termination of the Executive's employment with the Bank.  If the Executive voluntarily terminates his employment hereunder, it shall not be deemed a breach of this Agreement by the Executive or a violation of the Executive's duties or obligations hereunder.

For purposes of this Agreement, "Cause" shall mean, with respect to the termination of Executive, (i) the material breach by Executive of any of the material terms or provisions of this Agreement (provided, however, that if such breach is curable, only after 10 days’ notice in reasonable detail, if not cured), (ii) the willful misconduct of Executive in connection with the performance of his material duties hereunder, or the willful refusal by Executive to perform all or any portion of his material duties and responsibilities required pursuant to this Agreement or (iii) fraud, criminal conduct, material dishonesty or breach of trust or embezzlement by Executive.

(d)

Without Cause. The Bank shall have the right to terminate the Executive's employment hereunder without Cause at any time upon thirty (30) days prior written notice to the Executive.  If the Bank terminates the Executive's employment hereunder without Cause, the Executive shall be entitled to receive, and the Bank shall pay the Executive, in accordance with the Bank's regular payroll policy, (i) Base Salary owing to the Executive through date of termination plus Base Salary for the remaining term of this Agreement. (the period for which Base Salary shall be owed to the Executive under this Section 11(d)(i) shall be referred to herein as the "Severance Period"); and (ii) any business expenses which were properly reimbursable to the Executive pursuant to Section 4 hereof through the date of termination; and (iv) during the Severance Period, the health, medical insurance and other benefits which are provided to the Executive in Section 5(a) hereunder.  In addition, if the Bank terminates the Executive's employment hereunder without Cause, any stock options granted by the Bank to the Executive which have not vested or are not yet exercisable shall automatically vest and become immediately exercisable by the Executive commencing on the date of termination and continuing for such period as provided under the respective stock option plan.  During the Severance Period, the provisions of the paragraphs 6, 7 and 9 shall continue to apply.  In the event of a breach of such provisions, Bank shall have the option to terminate any payments and benefits provided under this Section 11(d) and institute any legal action necessary to enforce Executive’s obligations under such paragraphs with the Executive being responsible for any legal costs incurred by Bank in enforcing Executive’s obligation hereunder.

12.

Miscellaneous.

(a)

Notices.  All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows:  (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 5:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's facsimile machine).  If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 12(a)), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender).  All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to the Bank, to:

Sun American Bank

Attn: Michael Golden

9293 Glades Road

Boca Raton, FL

If to the Executive, to:

_____________________

_____________________

_____________________

or to such other address as any party may specify by notice given to the other party in accordance with this Section 12(a).

(b)

Amendment.  This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

(c)

Entire Agreement.  This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

(d)

Waiver.  Any waiver by a party hereto of any breach of or failure to comply with any provision or condition of this Agreement by any other party hereto shall not be construed as, or constitute, a continuing waiver of such provision or condition, or a waiver of any other breach of, or failure to comply with, any other provision or condition of this Agreement, any such waiver to be limited to the specific matter and instance for which it is given.  No waiver of any such breach or failure or of any provision or condition of this Agreement shall be effective unless in a written instrument signed by the party granting the waiver and delivered to the other party hereto in the manner provided for hereunder in Section 12(a).  No failure or delay by any party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof or the exercise of any other right.

13.

Governing Law; Jurisdiction.

(a)

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws that would result in the application of the laws of another jurisdiction.

(b)

Each of the parties unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of Florida located in Palm Beach County and the federal district court for the Southern District of Florida located in Palm Beach County with respect to any suit, action or proceeding arising out of or relating to this Agreement, and each of the parties hereby unconditionally and irrevocably waives any objection to venue in any such court or to assert that any such court is an inconvenient forum, and agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided in Section 13(a) hereof.  Each of the parties hereby unconditionally and irrevocably waives the right to a trial by jury in any such action, suit or other proceeding.

14.

Binding Effect, No Assignment, etc.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, estate, successors and permitted assigns.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party, and any attempt to do so shall be void and of no force and effect, except (i) assignments and transfers by operation of law and (ii) that the Bank may assign any or all of its respective rights, interests and obligations hereunder to any purchaser of a majority of the issued and outstanding capital stock of the Bank or a substantial part of the assets of the Bank.

15.

Third Parties.  Nothing herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto (or persons set forth in Section 14), any rights, privileges or remedies under or by reason of this Agreement.

16.

Headings.  The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement.  Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.  References to the singular shall include the plural and vice versa.

17.

Counterparts.  This Agreement may be executed in two (2) or more counterparts (including by facsimile signature, which shall constitute a legal and valid signature), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document.  This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

SUN AMERICAN BANK

By:
Name: Title:	Michael E. Golden Chief Executive Officer

EXECUTIVE

By:
Name:

2008 Addendum

Duties of Executive:

____see attached position description________________

____________________________________________

____________________________________________

____________________________________________

Base salary for 2008                                                                $____________

Vacation time for 2008

          _____________

2008 Granted options on January 3, 2008                                   _____________

Car Allowance

          _____________